AMENDED AND RESTATED LEASE AGREEMENT

        This Amended and Restated Lease Agreement ("Lease") is made and executed this 1st day of October, 1997, by and between HARRY MUHLSCHLEGEL and KAREN MUHLSCHLEGEL (together, "Landlord") and JEVIC TRANSPORTATION, INC. ("Tenant").

                                   Background

        Landlord and Tenant are parties to a certain Business Lease dated December 23, 1993 ("Original Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord the premises herein described. Landlord and Tenant are entering into this Lease to clarify and restated their respective obligations as Landlord and Tenant and intend for this Lease to replace the Original Lease in its entirety.

        NOW, THEREFORE, in consideration of the mutual undertaking set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

     1. LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant accepts from Landlord, under the terms and conditions set forth in this Lease, the real property located at Ironside Court in Willingboro, New Jersey which is designated on the current Willingboro tax map as Lots 8-12, 8-15, 8-16 and 8-17 in Block 13, together with all improvements thereon and all of Landlord's rights thereto ("Premises").

     2. CONDITION OF PREMISES. The Premises have been delivered by Landlord to Tenant, and accepted by Tenant, in an "AS-IS" "WHERE IS" condition. Tenant acknowledges that Landlord has no unperformed obligation to alter, improve, decorate or otherwise prepare the Premises for Tenant's occupancy or which remain unsatisfied under the Original Lease. Tenant further acknowledges that neither Landlord nor any agents of Landlord have made any representations, warranties or covenants, either express or implied, with respect to the Premises or the condition thereof.

     3. TERM. Tenant shall have and hold the Premises for the term ("Term") hereafter provided. Landlord and Tenant acknowledge that the Term commenced on January 1, 1994 ("Commencement Date") and shall end at 11:59 p.m. on December 31, 2013 ("Expiration Date").

     4. RENT.

        4.1 Base Rent. The annual base rent ("Base Rent") for the Premises shall be $114,240. Tenant shall pay Base Rent in monthly installments of $9,520, in advance, on the first day of each calendar month during the Term.

        4.2 Additional Rent. In addition to Base Rent, Tenant shall pay all sums of money or other charges required to be paid by Tenant under this Lease as additional rent ("Additional Rent"), whether or not same are expressly designated in this Lease as Additional

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Rent. All Additional Rent shall be due and payable with each monthly installment of Base Rent unless otherwise provided herein.

        4.3 Manner of Payment. Base Rent and Additional Rent (together, "Rent") payable under this Lease shall be paid in lawful money of the United States of America without prior notice or demand therefor, and without deduction, defense, counterclaim, setoff or abatement whatsoever. Rent shall be paid to Landlord at the address designated by Landlord for notice or such other address as Landlord may notify Tenant in accordance with the procedure for notice set forth in this Lease.

        4.4 Interest on Delinquent Payments. If any payment of Base Rent is not paid in full within ten (10) business days after its due date or any payment of Additional Rent is not paid in full when due , Tenant shall pay interest on such delinquent payment, from the original due date of such delinquent payment until paid in full, at an interest rate ("Interest Rate") equal to the lesser of (a) one and one-half percent (1.5%) per month, or (b) the maximum rate permitted by applicable law. This Section shall not relieve Tenant from its obligation to pay Rent at the times and in the manners herein specified. Acceptance by Landlord of interest shall not constitute a waiver of Tenant's default with respect to said delinquent payment, nor prevent Landlord from exercising any other rights or remedies available to Landlord. Interest at the Interest Rate also shall accrue on any judgment obtained in connection with enforcement of this Lease.

     5. NET LEASE - TAXES AND UTILITY CHARGES.

        5.1 Net Lease. This Lease is a triple net lease between Landlord and Tenant, and it is the intent of the parties that all costs of owning and operating the Premises during the Term hereof shall be paid by Tenant as Additional Rent hereunder, including without limitation the costs and expenses expressly set forth in this Lease but excluding any payments now or hereafter due on account of any indebtedness of Landlord secured by a mortgage on the Premises.

        5.2 Real Estate Taxes and Utilities Charges.

           (a) Obligation. Without limiting the foregoing, the parties agree that Tenant shall pay as Additional Rent all "Real Estate Taxes" and "Utility Charges" defined as follows:

              (1) For purposes herein, "Real Estate Taxes" shall consist of (A) all real estate taxes relating to the Premises; (B) all charges which may be levied in lieu of real estate taxes; (C) all assessments for municipal improvements and other governmental charges of any kind and nature for public improvements, services, benefits, or any other purpose; and (D) all assessments against the Premises pursuant to any covenants, restrictions or easement agreements affecting the Premises which become payable during the Term (or which become payable after the expiration or earlier termination hereof and are attributable in whole or in part to any period during the Term hereof), together with all costs and expenses incurred by Landlord in good faith in contesting, resisting, or appealing any such taxes or assessments, including,

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without limitation, legal fees. Real Estate Taxes shall not include any interest or penalties arising as a result of Landlord's late payment thereof.

              (2) "Utility Charges" shall mean all electricity, water, sewer, cable, telephone or other similar utility charges, and all excises, taxes and fees with respect thereto, including without limitation license, permit, inspection, authorization and similar fees of utility providers for utility services rendered or furnished to the Premises during the Lease Term. Utility Charges shall not include any interest or penalties arising as a result of Landlord's late payment thereof.

           (b) Payment. Tenant shall pay all Real Estate Taxes and Utility Charges for the Premises within twenty (20) business days after Tenant's receipt of Landlord's invoice therefor. Landlord's invoice shall be accompanied by reasonable evidence documenting and supporting the amount of Real Estate Taxes or Utility Charges for which such assessment of Additional Rent is being made. Landlord agrees to make payment of Real Estate Taxes and Utility Charges in a timely manner. Tenant's obligation hereunder for amounts falling due during the Term of this Lease shall survive termination of this Lease.

           (c) Direct Billing to Tenant. At Landlord's option, Landlord may cause Real Estate Taxes and Utilities Charges, or portions thereof, to be billed directly to Tenant. In such case, Tenant agrees to pay all of such amounts promptly when due and shall be responsible for any interest or penalty as a result of the delinquent payment thereof as well as any loss suffered by Landlord as a result of such delinquency. Within ten (10) business days after Landlord's request made from time to time at Landlord's discretion, Tenant shall provide evidence reasonably satisfactory to Landlord (such as in the form of receipts marked as paid) that all of such Real Estate Taxes and Utility Charges separately billed to Tenant are current without delinquency.

        5.3 Availability of Utilities and Services. Tenant acknowledges that Landlord is not responsible to Tenant for any disruption or inadequacy of utilities services during the Term except to the extent caused solely by the gross negligence or wilful misconduct of Landlord, its employees or agents. In this regard, Landlord does not warrant that any services supplied to the Premises will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements, or any reason beyond the reasonable control of Landlord. Any such interruption shall not make Landlord liable to Tenant for damages, nor constitute a constructive eviction or entitle Tenant to a rent abatement unless same shall have been caused solely by the gross negligence or wilful misconduct of Landlord, its employees or agents.

     6. REPAIRS AND MAINTENANCE OF THE PREMISES.

        6.1 Structural and System Repairs and Replacements. Tenant, at Tenant's expense, shall perform all replacements and repairs necessary to maintain the roof, load bearing walls and foundations of any building located on the Premises during the Term of this Lease in good repair and proper working order ("Structural Work"). Unless an emergency exists in Tenant's reasonable commercial judgment (in which case Tenant, without Landlord's prior consent, is authorized to undertake such "temporary" corrective action as is necessary to abate the

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emergency until Landlord's consent to the "permanent" corrective action can be obtained), Tenant will obtain Landlord's prior approval to the scope and necessity of any Structural Work, the estimated cost thereof, and the contractor to perform such Structural Work. Landlord's approval to the foregoing shall not be unreasonably withheld, but Landlord may impose such conditions as part of its consent as Landlord deems appropriate taking into consideration the nature of the proposed Structural Work, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance, and copies of the plans, specification, permits and approval necessary therefor.

        6.2 Tenant's General Obligations. In addition to Tenant's obligations under subsections (a) above, Tenant, at Tenant's expense, shall perform all repairs, maintenance and replacements necessary to maintain the Premises and every part thereof in good repair and proper working condition. Without limiting the foregoing, Tenant's obligations hereunder shall include repairs, maintenance and replacements of windows, doors, overhead doors, floors, private roadways and parking areas, electric and HVAC equipment and systems, waste disposal and plumbing systems, and all other structural and mechanical elements and systems serving the Premises. Tenant also shall perform responsible leaf, snow and ice clearing and removal.

        6.3 Clean Condition. Tenant, at Tenant's expense, shall keep the Premises in a clean, sanitary, orderly and safe condition to the reasonable satisfaction of Landlord and in accordance with any rules and regulations from time to time in effect during the Term of this Lease. Tenant shall provide such reasonable pest extermination measures as is necessary to maintain the Premises free from insects, vermin and any other pests.

     7. ALTERATIONS.

        7.1 Consent Required. Except as hereafter provided or as required pursuant to Section 6 above, Tenant shall make no alterations, additions or improvements ("Tenant Alterations" or "Tenant Alteration") to the Premises without the consent of Landlord, which consent shall not be unreasonably withheld. At the time of Landlord's consent, Landlord shall designate whether Tenant shall be required to remove the proposed Tenant Alteration upon termination of this Lease, and if Landlord's written consent fails to state that such Tenant Alteration is required to be removed, Landlord shall be deemed to have agreed that Tenant shall not be obligated to remove such Tenant Alteration upon the termination of this Lease. Landlord may impose such conditions as part of its consent as Landlord deems appropriate taking into consideration the nature of the proposed Tenant Alteration, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance, and copies of the plans, specifications, permits and approvals necessary therefor.

        7.2 Permitted Tenant Alterations. Landlord's consent shall not be required for Tenant Alterations ("Permitted Tenant Alterations") which: (i) do not adversely impact the structural integrity of the Premises or the systems serving the Premises or their operation, (ii) are not visible from the exterior of the Premises and (iii) cost $5,000 or less in the aggregate to complete. Unless, however, Landlord's prior written consent was obtained to a Permitted Tenant Alteration, Landlord may require the removal of any Permitted Tenant Alteration upon the

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termination of this Lease. Notwithstanding the foregoing, with respect to
Permitted Tenant Alterations for which a building permit is required, no work shall be performed until Tenant provides notice to Landlord that Tenant will be undertaking such Permitted Tenant Alteration, which notice describes in reasonable detail the scope of the Permitted Tenant Alteration. Tenant's delivery to Landlord of a copy of Tenant's application for a building permit shall be deemed to satisfy the foregoing description of the scope of the Permitted Tenant Alteration.

        7.3 Removal at Lease Termination. If removal of a Tenant Alteration (including Permitted Tenant Alterations) is required at termination of this Lease, Tenant shall promptly remove such Tenant Alterations and repair any damage occasioned by such removal to Landlord's reasonable satisfaction. In default thereof, Landlord may effect said removal and repairs at Tenant's expense and treat Tenant as a holdover tenant until such removal and restoration is completed. With respect to any Tenant Alterations which Tenant is not obligated to remove hereunder, such Tenant Alterations, if not removed by Tenant upon the termination of this Lease, shall be deemed abandoned by Tenant and deemed a part of Landlord's property.

     8. GENERAL CONSTRUCTION/MAINTENANCE PROCEDURES.

        8.1 Quality of Performance. All undertakings under Sections 6, 7 and 10 hereof which are furnished by or upon the direction of Tenant ("Tenant's Work") shall be performed in a good and workmanlike manner, using only materials of at least the same quality and integrity as that being repaired, replaced or altered, and performed and furnished in compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted authorities or governmental bodies having jurisdiction over the Premises and of the requirements of any board of underwriters having jurisdiction thereof.

        8.2 Prior Plan Approval. With respect to Structural Work and Tenant Alterations other than the Permitted Tenant Alterations, no work shall be performed until the plans and specifications therefor have been approved by Landlord, which approval shall not be unreasonably withheld. Where applicable given the nature of the Tenant's Work, Tenant shall provide copies of as-built plans and specifications for all Tenant's Work to Landlord within a reasonable time of completion of the Tenant's Work.

        8.3 Contractors. Any contractors employed by Tenant to construct or perform Tenant's Work shall be approved by Landlord in writing, which approval shall not be unreasonably withheld. Each contractor shall carry contractor's liability insurance which covers Landlord as additional insured, covering bodily injury in such amounts as may be customary and appropriate for the Tenant's Work undertaken, as reasonably determined by Landlord. Tenant shall provide proof of such insurance acceptable to Landlord prior to commencement of any Tenant's Work on the Premises.

        8.4 Mechanic's Liens. Prior to commencement of any Tenant's Work, Tenant shall procure waivers of mechanics liens from all contractors and copies of said waivers shall be delivered to Landlord prior to construction commencement. Tenant shall promptly pay and discharge all claims for labor done or supplies furnished.


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        8.5 Landlord's Approval and Review Reimbursement. By approving any request for Tenant's Work (or any plans therefor), Landlord does not expressly or implicitly covenant or warrant that the Tenant's Work or the plans and specifications therefor are accurate, safe or sufficient, or that the same comply with any applicable laws, ordinances, building codes, zoning requirements and like regulations, nor shall Landlord's approval of any contractor be deemed any endorsement of the qualifications of such contractor. Tenant shall be solely responsible for determining the adequacy and sufficiency of the foregoing and for obtaining all necessary permits and governmental approvals, including a Certificate of Occupancy upon completion of the Tenant's Work, if and when required by the municipality in which the Premises are located. Tenant shall reimburse Landlord for Landlord's expenses incurred (including any engineering, architectural or legal fees) in connection with reviewing any request for consent to Tenant's Work.

     9. SIGNS AND APPEARANCE OF PREMISES.

        9.1 Signs. Subject to applicable zoning requirements, Tenant, at its expense, may install and maintain one outside identification sign, which shall be of an appearance and at a location that is mutually acceptable to Landlord and Tenant. Tenant shall obtain at its expense all necessary permits or governmental approvals for such sign.

        9.2 Exterior. Tenant shall not place or cause to be placed on the exterior of the Premises or upon the roof, or otherwise visible from the exterior of the Premises, any sign, awning, canopy, marquee, advertising matter, decoration, lettering, antennae, satellite dish or any other thing of any kind without the prior written consent of Landlord.

     10. USE AND COMPLIANCE WITH LAWS.

        10.1 Permitted Use. Tenant shall use the Premises only as a truck terminal and office space incidental thereto ("Permitted Use"). Tenant shall not permit the Premises to be vacant nor shall Tenant permit the Premises to be used for any illegal purpose or in any manner which would tend to damage any portion thereof.

        10.2 Insurance Risks. Tenant shall not conduct any activity or permit any activity to be conducted or place any equipment in or about the Premises which would in any way increase the rate of fire insurance or other insurance on the Premises.

        10.3 Compliance with Applicable Laws. Tenant shall comply with all applicable laws, regulations, ordinances, and directives of the Federal Government, state and municipality in which the Premises are located as well as all judicial orders and the requirements of any Board of Fire Underwriters (or any other body exercising similar functions) as are in effect during the Term of this Lease, including without limitation, those relating to Hazardous Materials (hereafter defined), those otherwise relating to occupational safety and health, and the Americans With Disabilities Act of 1990, as amended from time to time, and all regulations or judicial interpretations of the requirements thereof. Tenant, at Tenant's sole expense, shall perform any act or obligation arising from or as is necessary to achieve such compliance. At all times during this Lease, Tenant shall maintain and comply with all permits, licenses or other

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authorizations required by any governmental authority or agency for
Tenant's occupancy or operations at the Premises.

        10.4 Notice of Violations. Tenant shall promptly notify Landlord of violation of any applicable law which is alleged to have been committed at the Premises and shall forward to Landlord copies of any written communications, complaints, citations or other notices relating to the condition of the Premises or compliance with applicable laws ("Action Notice"). Tenant promptly shall respond to any Action Notice, cure any violation of applicable laws and have dismissed any legal action commenced against Tenant or the Premises to the satisfaction of Landlord. Prior to undertaking same, however, Tenant shall propose to Landlord its intended course of action and proceed only with Landlord's approval of same, which shall not be deemed to be Landlord's guarantee that such action is appropriate nor impose any liability for same on Landlord.

        10.5 Landlord's Inquiries and Inspection. Tenant shall promptly and accurately respond in writing to all inquiries made by Landlord (including without limitation requests for documents) pertaining to Tenant's obligations under this Lease or use of the Premises. Landlord and any authorized agent or contractor hired by Landlord may enter the Premises at any time and from time to time for purposes of inspecting same and conducting tests and sampling thereupon as Landlord deems reasonably necessary to determine that Tenant is in compliance with this Lease, but Landlord shall not be obligated to do so. Unless an emergency exists, as determined by Landlord in its sole discretion, Landlord shall notify Tenant at least one (1) day in advance of any such inspection or testing and, to the extent practicable, shall conduct any such inspection or testing in such manner so as to minimize unreasonable interference with Tenant's operations. The costs of such investigation and inspection shall be paid by Landlord unless it is determined that Tenant is in noncompliance with this Lease, in which case such costs shall be paid solely by Tenant as Additional Rent within ten (10) business days after Landlord's demand therefor.

        10.6 Environmental Laws and Hazardous Materials. In amplification of Tenant's obligations under Section 10.3 above and not in limitation thereof, the following shall apply:

           (a) Environmental Laws. Tenant shall comply with all applicable environmental laws, orders, regulations, ordinances and directives now existing or hereafter enacted, and all judicial interpretations thereof (collectively, "Environmental Laws"), including without limitation the Industrial Site Recovery Act, N.J.S.A. 13: IK-6 et seq. ("ISRA"). Tenant, at Tenant's expense, shall perform any act or obligation arising from or as is necessary to achieve compliance with the Environmental Laws, including, without limitation, investigation of alleged or actual violations, performance of necessary testing and sampling, provision of financial assurances or remediation funding sources, and compliance with all directives of the governmental authority or agency ("Authority") have jurisdiction thereof. Tenant further agrees to cooperate with Landlord as is necessary for Landlord to satisfy lenders or investors that the Premises are in compliance with Environmental Laws, including without limitation by providing ISRA Clearance (defined below).


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           (b) Hazardous Materials. Tenant shall not cause or permit any portion of the Premises to be used for the production, storage, deposit or disposal of Hazardous Materials, nor shall Tenant permit Hazardous Materials ever to be placed or located upon the Premises except in such de minimis quantities of the types commonly used in office and cleaning supplies, provided that same are at all times used, kept and stored in full compliance with the Environmental Laws. As used herein, "Hazardous Materials" means all substances or pollutants which are declared to be or regulated as hazardous, toxic, dangerous or polluting substances under the Environmental Laws at any time during the Term of this Lease and shall include, without limitation, asbestos, polychlorinated biphenyles (PCBs), urea formaldehyde, foam insulation, and petroleum products and by-products.

           (c) Liens. Tenant shall promptly notify Landlord of any actual or threatened lien against the Premises of which Tenant becomes aware pursuant to any of the Environmental Laws. Tenant, at Tenant's sole cost and expense, shall promptly discharge and remove any lien arising from Tenant's violation of any of the Environmental Laws, such action to be completed within thirty (30) days after Tenant first receives notice of such lien or violation or such shorter period of time if required (1) by the governmental agency enforcing the correction of such violation, or (2) to prevent the holder of any such lien from forcing the sale of the Premises.

           (d) Tanks. Tenant shall not bury nor place any underground or above-ground storage tanks at the Premises or the land on which same is located.

           (e) Industrial Establishment. Tenant shall not permit all or any portion of the Premises to be occupied or used by an "Industrial
Establishment" as defined under ISRA (defined below); provided, however, that if the definition of "Industrial Establishment" is amended or reinterpreted after the commencement of a permitted occupation or use in such a way that such occupation or use falls within the new definition of "Industrial Establishment," Tenant shall be permitted to continue the occupation or use and shall not for that reason be in breach of this Lease.

           (f) ISRA at Lease Termination. In addition to Tenant's general obligation to comply with ISRA, and irrespective of whether ISRA is applicable to Tenant's use of the Premises, Tenant, at Tenant's expense, shall obtain in connection with any termination of this Lease either: (A) a nonapplicability letter; (B) a de minimis quantity exemption; (C) an unconditional approval of Tenant's negative declaration; or (D) a no further action letter with respect to Tenant's remediation work plan (collectively "ISRA Clearance") from the Authority having jurisdiction over ISRA compliance. If Tenant fails to deliver ISRA Clearance which is satisfactory to Landlord upon the termination of this Lease, Landlord shall have the right, in addition to Landlord's remedies for breach of this Section, to treat Tenant as a holdover tenant in possession of the Premises in accordance with the terms of this Lease. If, however, Tenant has timely and in good faith attempted to discharge its ISRA obligations prior to the termination of this Lease and Tenant demonstrates to Landlord's reasonable satisfaction that Tenant's failure to obtain an ISRA Clearance is due solely to the failure of the Authority to respond to Tenant's submissions and/or the failure of Landlord to make any submissions or provide any cooperation that is necessary for Tenant to have obtained the ISRA Clearance, such failure shall not constitute a breach of this Lease nor entitle Landlord to treat Tenant as a holdover Tenant.

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           (g) Remedial Action. Should an Authority determine that remediation be undertaken at the Premises because Hazardous Materials have been Released (hereafter defined) in, on, under or about the Premises during the Term, Tenant, at Tenant's expense, shall promptly prepare and submit a remedial action work plan and establish a remediation funding source which are satisfactory to the applicable Authority and diligently complete its obligations thereunder. "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, including the movement of any Hazardous Materials through or in the air, soil, surface water, groundwater, at, on, in under or from the Premises; the term "Released" shall have a corresponding meaning. Landlord agrees to cooperate with Tenant as is necessary for Tenant to obtain approval of such remedial action workplan, but Landlord shall not be obligated to, and nothing in this Lease shall be construed to require Landlord to, cooperate with or consent to: (1) any remediation or cleanup which does not strictly comply with the applicable Authority's most stringent relevant criteria for protection of human health, the environment or groundwater quality; (2) any Declaration of Environmental Restrictions or any similar recorded notice or institutional control, or any Classification Exception Area (as such terms are defined in ISRA); or (3) any remediation or clean-up which involves the use of engineering controls that allow contamination to remain at the Premises at levels in excess of the applicable Authority's most stringent relevant criteria for protection of human health, the environment or groundwater quality; provided, however, that Tenant will not be obligated to remediate or clean-up the Premises or its environs beyond the condition of the Premises or its environs as they existed as of the commencement of this Lease.

           (h) Sharing of Environmental Documents. Each party shall notify the other in advance of all meetings scheduled with any Authority concerning compliance of the Premises with ISRA and all other Environmental Laws, and the other party, either directly or through representatives, shall have the right, without the obligation, to attend and participate in all such meetings. The parties shall make reasonable efforts to share Environmental Documents (hereafter defined) to insure that any party trying to comply with ISRA and the other Environmental Laws has all Environmental Documents reasonably available to the other party. "Environmental Documents" means all environmental documentation concerning the Premises or its environs, in the possession or under the control of a party, including without limitation all preliminary assessment reports, site investigation reports, remedial action plans or reports or the equivalent, sampling results reports, data, diagrams, charts, maps, analyses, conclusions, correspondence to or from the Authority, submissions to the Authority and directives, orders, approvals and disapprovals issued by the Authority. Each party shall deliver to the other party all Environmental Documents concerning the Premises; provided, however, that nothing herein shall require the disclosure of privileged information.

        10.7 Indemnification. In amplification of Tenant's obligations under
Section 14 and not in limitation thereof, Tenant shall indemnify, defend (with legal counsel selected by Landlord) and hold harmless Landlord from and against any and all claims, legal or equitable, damages for personal injury (including death) or harm to property (real or personal), liabilities, penalties, fines and costs (including without limitation, investigation and remediation costs, sums paid in private rights of action or in settlement of claims, legal fees, consultant fees and expert fees) and damages in the nature of loss of use of the Premises, or loss of a sale of the Premises,

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arising out of or in any way connected to any condition caused or created by
Tenant's failure to comply with its obligations under this Section 10.

        10.8 Survival. The provisions of this Section 10 shall survive the scheduled expiration or earlier termination of this Lease, and, in addition to performance of the obligations hereby required, Tenant shall continue to pay rent, even though this Lease may have been terminated, until Tenant has completed the performance of all of its obligations hereunder.

     11. INSURANCE.

        11.1 Tenant's Required Coverage.

           (a) Type of Insurance. Tenant, at Tenant's sole cost and expense, shall carry and maintain during the Term of this Lease the following types of insurance, in the amounts and form hereinafter provided:

              (1) All Risk Insurance. Loss or damage to the Premises by fire, vandalism and malicious mischief, extended coverage perils commonly known as "All Risk" and all physical loss perils, including but not limited to sprinkler leakage, in an amount not less than one hundred percent (100%) of the then full replacement cost thereof as reasonably determined by Landlord from time to time;

              (2) Boiler Insurance. Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Premises, in such limits with respect to any one accident as reasonably determined by Landlord from time to time; and

              (3) Public Liability and Premises Damage. Comprehensive public liability insurance with a combined single limit of not less than one million dollars ($1,000,000) (with inflation endorsement) per occurrence or such larger amount as reasonably determined by Landlord from time to time, insuring against any and all liability with respect to the Premises or arising out of Tenant's maintenance, use or occupancy thereof.

           (b) Tenant's Property and Improvements. Tenant acknowledges that Landlord shall have no liability or responsibility whatsoever with respect to any loss or damage however caused (including without limitation by fire or other casualty, sprinkler leakage, theft or vandalism), to Tenant's personal property located at the Premises and all personal property of others in Tenant's possession. Tenant agrees to carry such casualty insurance with respect thereto as is customarily carried by tenants of similar properties.

        11.2 Policy Form. All policies of insurance required to be carried by Tenant hereunder shall be issued by insurance companies with general policyholders' rating of not less than A and a financial rating of AAA or better as rated in the most current available "Best's Insurance Guide" and qualified to do business in the state in which the Premises is located. All policies shall be in form and content acceptable to Landlord and shall name Landlord and such other persons or entities as Landlord specifies from time to time as additional insureds. Each

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policy shall provide (a) that Landlord, although named as additional insured, shall nevertheless be entitled to recovery under said policy for any loss occasioned by reason of the acts or negligence of Tenant or Tenant's officers, employees or agents, and (b) the company writing said policy shall give to Landlord written notice not less than thirty (30) days in advance of any modification, cancellation or nonrenewal of such insurance coverage. All policies shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry.

        11.3 No Separate Insurance. Tenant shall not, on Tenant's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with the insurance required in this Section 11 to be furnished by Tenant if the effect of such insurance would invalidate or reduce the primary coverage which Tenant is required by this Lease to maintain.

        11.4 Failure to Maintain Insurance. Tenant shall pay all of the premiums for insurance required hereunder. Certified copies of such insurance policies or certificates thereof shall be delivered to Landlord prior to Tenant's possession of the Premises, and thereafter no later than thirty (30) days prior to the expiration of the term of such policy. As often as any such policy shall expire or terminate, renewal or replacement policies shall be procured and maintained by Tenant which satisfy the requirements of this Lease. Tenant shall permit Landlord at all reasonable times to inspect the policies of insurance required to be maintained by Tenant hereunder. If Tenant shall fail to deliver evidence to Landlord that Tenant has in force the insurance required hereunder to be maintained by Tenant within the time period provided herein and does not thereafter deliver evidence of same to Landlord within twenty-four (24) hours of Landlord's demand (verbal or written) therefor, Landlord may treat such failure as an Event of Default and, in addition thereto, Landlord may obtain the required insurance on Tenant's behalf (but shall not be obligated to do so). If Landlord obtains the required coverage on behalf of Tenant, Tenant shall reimburse the actual premium amounts paid by Landlord within ten (10) business days after Landlord's written demand therefor.

        11.5 Waiver of Subrogation.

           (a) Tenant, for itself and any party claiming through or under Tenant by way of subrogation or otherwise, hereby waives any claims against Landlord, and Landlord's employees and agents, for loss or damage to Premises covered by insurance maintained by Tenant or any party making its claim through or under Tenant, even if such loss or damage shall have been caused by the fault or negligence of Landlord or anyone for whom they may be responsible.

           (b) Landlord, for itself and any party claiming through or under Landlord by way of subrogation or otherwise, hereby waives any claim against Tenant, and Tenant's employees and agents, for loss or damage to Premises covered by insurance maintained by Landlord or any party making its claim through or under Landlord, even if such loss or damage shall have been caused by the fault or negligence of Tenant or anyone for whom Tenant may be responsible. Such waiver shall not, however, be deemed to prevent Landlord from declaring Tenant in default of this Lease if the action or omission giving rise to the loss or damage also shall constitute a default under this Lease.

           (c) The waivers made pursuant to this Section shall be effective, however, only of and with respect to any loss or damage occurring during such time as the insured party's policy or policies of insurance covering said loss or damage shall contain a waiver of the insurer's right of subrogation and a provision to the effect that such waiver shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder ("Validation Provision"). Landlord and Tenant shall cause their respective insurers to include in their respective policies a Validation Provision which has the same effect as the foregoing. If the waivers created by this Section shall be determined to contravene any law with respect to exculpatory agreements and are thereby rendered unenforceable, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

     12. FIRE OR CASUALTY.

        12.1 Insured Casualty.

           (a) In case of damage to the Premises by a risk insured against pursuant to Section 11 hereof, Landlord, unless it shall otherwise elect as hereinafter provided, shall repair the Premises to substantially the condition which existed prior to such damage, with reasonable dispatch after receiving from Tenant written notice that damage has occurred, but without obligation to do so until Landlord has received confirmation from the insurance carrier and all mortgagees holding mortgages on the Premises that adequate insurance proceeds will be available for repair or reconstruction. Landlord's restoration, however, shall be of only those portions of the Premises which were provided at Landlord's expense, and restoration of items within the Premises which were not provided at Landlord's expense shall be Tenant's obligation.

           (b) If damage to the Premises exceeds fifty percent (50%) of its fair market value prior to such damage, as determined by a reputable fire adjuster or contractor selected by Landlord or the obligated insurer ("Damage Estimate"), then either party may terminate this Lease in the manner herein provided, in which event all Rent shall abate and this Lease terminate as of the date said damage occurred. Tenant shall notify Landlord in writing of its decision to terminate this Lease within thirty (30) days after delivery of the Damage Estimate to Tenant ("Tenant's Notice Period"). Tenant's failure to terminate this Lease by written notice of termination delivered to Landlord within Tenant's Notice Period shall be conclusively construed as Tenant's agreement for this Lease to continue; subject, however, to Landlord's right to terminate this Lease by written notice delivered to Tenant within thirty (30) days after the expiration of Tenant's Notice Period. If neither party terminates this Lease, then Landlord shall commence restoration, and Rent shall abate to the extent described in Subsection (c) below.

           (c) If the damages are such as to render the Premises or a portion thereof uninhabitable, as reasonably determined by Landlord, Rent shall abate in proportion to the portion of the Premises affected by such damage or of which Tenant has been deprived use as a result of such damage or reconstruction, as reasonably determined by Landlord. Such abatement shall commence as of the date of such damage and end when restoration of the

Premises is substantially completed or Tenant's operations are totally or partially resumed, whichever is earlier.

        12.2 Uninsured Casualty. If damage or destruction of all or any portion of the Premises is not fully covered by insurance proceeds received by Landlord, Landlord shall have the right to terminate this Lease by written notice of termination delivered to Tenant within thirty (30) days after Landlord has been notified in writing that said damage or destruction is not covered by insurance. In such case, this Lease shall terminate as of the date specified in Landlord's notice to Tenant.

        12.3 Mortgagee's Right. If the holder of any indebtedness secured by a mortgage covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by written notice of termination delivered to Tenant within thirty (30) days after such requirement has been made in writing upon Landlord. In such case, this Lease shall terminate as of the date specified in Landlord's notice to Tenant.

        12.4 Damage Near End of Term. Notwithstanding any provision of this Lease to the contrary, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage or destruction occurs during the last year of the Term of this Lease. In such event, Landlord shall have the option to terminate this Lease in which case Rent shall abate as of the date said damage occurred.

        12.5 Tenant's Compensation/Liability. In no case shall Tenant be compensated by Landlord for damages or loss in the use of the Premises or for any inconvenience occasioned by such damage or restoration or for any theft, vandalism, or malicious mischief suffered in or at the Premises. Notwithstanding
Section 11.5, if any damage is caused by the negligence or improper conduct of Tenant or any of Tenant's employees, agents, contractors, licensees or invitees, Tenant shall be responsible for all damages not covered by insurance, including without limitation, any deductible paid by Landlord and Rent through the Term hereof, even if this Lease shall have been terminated.

     13. EMINENT DOMAIN.

        13.1 Termination Rights. If through the exercise of the power of eminent domain, all or such portion of the Premises is taken as, in the reasonable determination of Landlord, substantially impairs Tenant's use of the Premises ("Substantial Taking"), then either party shall have the right to terminate this Lease effective as of the date that possession is required to be surrendered to said authority. Such termination right shall be exercised by written notice delivered to the other party within thirty (30) days after delivery of Landlord's notice to Tenant of a Substantial Taking. The failure of Tenant or Landlord to deliver termination notice within the time limit set forth above shall be conclusively construed as such party's agreement for this Lease to continue.

        13.2 Repair and Rent Adjustment. If a Substantial Taking is not deemed to have occurred or if neither party terminates this Lease under subsection 13.1 above, Landlord shall promptly restore the Premises to substantially the same condition prior to such condemnation (less the portion thereof lost in such condemnation), but without obligation to do so until Landlord receives the compensation awarded to Landlord on account of such taking and confirmation from all holders of mortgages on the Premises that the award shall be made available to Landlord for restoration. If the compensation awarded to Landlord is inadequate to fully cover the cost of necessary repairs or restorations, Landlord may terminate this Lease. If this Lease is not terminated by Landlord, then Base Rent shall be proportionately reduced by the portion of the Premises taken by the exercise of eminent domain, as reasonably determined by Landlord. Such adjustment shall be effective as of the date possession is required to be surrendered to the eminent domain authority.

        13.3 Condemnation Awards. Tenant shall not be entitled to receive any part of any award or awards that may be made to or received by Landlord relating to loss of the Premises or any part thereof, and Tenant hereby assigns to Landlord any share of such award as may be granted to Tenant. Notwithstanding the foregoing, Tenant, at its sole cost and expense, may pursue independent proceedings against the authority exercising the power of eminent domain to prove and establish any damage Tenant may have sustained relating to Tenant's business and relocation expenses, provided any such compensation does not diminish Landlord's award.

        13.4 Mortgagee's Rights. If the holder of any indebtedness secured by a mortgage covering the Premises requires that the condemnation award be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by written notice of termination delivered to Tenant within thirty (30) days after such requirement has been made in writing upon Landlord. In such case, this Lease shall terminate as of the date specified in Landlord's notice to Tenant.

     14. NONLIABILITY AND INDEMNIFICATION OF LANDLORD.

        14.1 Release. Tenant hereby agrees that Landlord shall not be liable to Tenant and hereby releases Landlord for all liability to Tenant for injury to any person (including bodily damage or death) or damage to any property (including real or personal property), happening in any manner in, on or about the Premises from any cause whatsoever, unless caused solely by the gross negligence or willful misconduct of Landlord, but Landlord shall not be liable to Tenant for any such damage or loss to the extent that Tenant is compensated therefor by Tenant's insurance or would have been compensated therefor under policies which Tenant is required to carry under this Lease. In no event, however, shall Landlord be liable for consequential damages. Tenant agrees to the foregoing and makes the foregoing release on behalf of Tenant and any party claiming a right or interest through Tenant, including without limitation Tenant's agents, contractors, subcontractors, employees, licensees, or invitees (collectively, "Tenant's Agents").

        14.2 Indemnification. Tenant shall indemnify, defend (with legal counsel selected by Landlord), and hold harmless Landlord, and Landlord's employees and agents, from and against liability whatsoever which may be imposed upon, incurred by, or asserted against Landlord, or Landlord's employees or agents, by reason of any of the following which shall occur during the Term of this Lease:
(a) use of the Premises by Tenant or Tenant's Agents; (b) any Tenant's Work done in, on or about the Premises (including without limitation as a result of defect in design, material or workmanship) made by, or at the direction of Tenant or Tenant's Agents; (c) any accident, injury or damage to persons (including bodily injury and death) or property (real or personal) occurring in, or about the Premises, but not if caused solely by the gross negligence or willful misconduct of Landlord, or Landlord's employees or agents; and (d) any failure on the part of Tenant to perform or comply with any provision of this Lease. Without limiting the generality of the foregoing, Tenant's obligations hereunder shall include all damages, obligations, penalties, fines, liens, claims, reasonable fees for legal counsel selected by Landlord, investigation costs, remediation costs and all other reasonable costs and expenses incurred by Landlord, or Landlord's employees or agents. Tenant shall not settle or compromise any such liability for which indemnification is sought hereunder without first obtaining Landlord's prior written consent, which Landlord may withhold in its sole discretion.

        14.3 Limitation on Landlord's Liability. The liability of Landlord to Tenant or anyone claiming by or through Tenant shall be limited to Landlord's interest in the Premises. The foregoing shall be absolute and without exception whatsoever.

        14.4 Survival. This Section 14 shall survive the termination of this Lease with respect to any damage, injury, death or claim occurring before such termination, irrespective of when such claim is presented.

     15. ASSIGNMENT AND SUBLEASING.

        15.1 General Provisions.

           (a) Tenant shall not sell, assign, mortgage, pledge or otherwise transfer this Lease or Tenant's interest in the Premises (or any part thereof) nor shall Tenant sublease or permit occupancy of the Premises (or any part thereof) by any party other than Tenant, without Landlord's prior written consent which Landlord may withhold in its sole discretion. For purposes of this Lease, any merger, consolidation, or sale or transfer of a controlling interest in Tenant (being 51% or more, whether accomplished in a single transaction or in a series of transactions) or a sale of substantially all of the assets of Tenant shall be deemed an assignment of this Lease. All of the foregoing events described in this Section shall be deemed to be a "Transfer," and any purported Transfer undertaken without Landlord's consent shall be void at Landlord's option and constitute an Event of Default hereunder.

           (b) Each request for Landlord's consent shall be in writing and shall identify in reasonable detail (1) the identity, business and financial condition of the proposed subtenant or assignee, (2) the terms and conditions of the proposed Transfer, and (3) the nature of the use of the Premises proposed by such assignee or subtenant. Tenant shall deliver such further information as Landlord may request to make its decision.

           (c) If Landlord consents to any Transfer, Landlord shall be provided with a written agreement which is acceptable in form and content to Landlord and by which the transferee assumes all obligations of Tenant hereunder. No Transfer shall relieve Tenant of any obligation under this Lease unless otherwise agreed in writing signed by Landlord, and any purported Transfer undertaken without Landlord's consent shall be void at Landlord's option and constitute an Event of Default hereunder. Landlord's consent to any Transfer shall not constitute a waiver of the necessity of such consent to any subsequent Transfer.

           (d) The prohibitions in this Lease against Transfers shall be construed to include assignments by operation of law or by voluntary assignment or for the benefit of creditors or which might otherwise be affected or accomplished by bankruptcy, receivership, attachment, execution or other judicial process or proceeding. If any such assignment shall be made or deemed made by Tenant, then Landlord shall have the option to immediately terminate this Lease by written notice to Tenant.

           (e) Tenant shall pay all of Landlord's expenses (including reasonable fees for legal counsel) incurred in connection with any request for Landlord's consent to a Transfer.

     16. DEFAULT OF TENANT.

        16.1 Events of Default. In addition to Events of Default specified in other sections of this Lease, the occurrence of any of the following shall be a default by Tenant, and each shall constitute an "Event of Default" hereunder without notice from Landlord unless expressly required herein:

           (a) Tenant shall fail to pay Rent on its due date or shall fail to make any other payment when required pursuant to this Lease (regardless of whether or not any legal or formal demand has been made therefor);

           (b) Tenant shall violate or fail to perform any of the terms, conditions, covenants or agreements herein made by Tenant (other than those set forth in subsections 16.l(a) and (c)-(g) inclusive or where expressly declared to be an immediate default in other sections of this Lease) within thirty (30) days after written notice thereof from Landlord;

           (c) Tenant shall abandon or vacate any substantial portion of the Premises, whether or not Tenant is in default of the payments of Rent hereunder, and such abandonment or vacation shall continue for a period of five (5) business days after written notice thereof to Tenant by Landlord, which may be accomplished by sending notice to last known address of Tenant and posting notice on the door of the Premises:

           (d) Tenant shall be adjudicated a bankrupt or file a voluntary petition in any bankruptcy or insolvency proceeding, or if any involuntary petition in any bankruptcy or insolvency proceeding shall be filed against Tenant and not discharged by Tenant within sixty (60) days from the date of filing;

           (e) Tenant shall make or consent to an assignment for the benefit of creditors or a common law composition of creditors, without the prior written consent of Landlord;

           (f) A receiver or trustee shall be appointed for all or substantially all of Tenant's assets; and/or

           (g) Tenant shall make a transfer in fraud of creditors.

        16.2 Remedies. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any and all rights and remedies available herein or at law or in equity, without any notice or demand whatsoever, including without limitation: Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies which shall be cumulative and are in addition to any other remedies available by law or equity:

           (a) Lease Termination. Landlord shall have the right to immediately terminate this Lease and all rights of Tenant hereunder, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may, without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefor and Tenant shall indemnify Landlord for all loss and damages which Landlord may suffer by reason of such termination, whether through inability to relet the Premises or otherwise, including loss of Rent for the remainder of the Term and any exercised renewals.

           (b) Rent Acceleration. Landlord shall have the right to declare Rent for the unexpired portion of the Term (without regard to any early termination of the Term by virtue of an Event of Default) immediately due and payable. Rent so accelerated shall include Landlord's good faith estimate of all amounts due as Additional Rent for the unexpired Term of this Lease which Landlord may base on the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the Event of Default. Accelerated Rent shall accrue interest at the Interest Rate from the date of Landlord's acceleration until paid in full.

           (c) Option to Rent. Landlord, with or without terminating this Lease, shall have the right (but not the obligation) to relet the Premises or any part thereof for such Rent and upon such terms as Landlord deems appropriate. Tenant shall remain liable for any deficiency between the Rent collected by Landlord on account of such reletting and the Rent due hereunder, along with all expenses incurred by Landlord in connection with such reletting, including without limitation, costs of cleaning, painting, repairing or refitting the Premises, advertising, broker fees, municipal fees, and legal fees for preparation and negotiation of the replacement lease. Landlord shall have the right to bring suit for collection of such deficiency on a monthly basis or delay such collection action until the expiration of the Term of this Lease, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date originally scheduled for expiration of the Term of this Lease. In no event, however, shall Tenant be entitled to any rent received by Landlord in excess of amounts due hereunder.

           (d) Dispossession. The provisions of this Section 16 shall automatically operate as a notice to quit (any notice to quit, or of Landlord's intention to re-enter, being hereby expressly waived), and Landlord may proceed to recover possession under and by virtue of the laws of the jurisdiction where the Premises are located.

           (e) Waiver of Redemption Rights. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated or Tenant is evicted or dispossessed following an Event of Default.

           (f) Removal of Contents by Landlord. Landlord shall have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. All property removed by Landlord may be stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without service of notice or resort to legal process (all of which Tenant expressly waives), and Landlord shall have no liability whatsoever to Tenant therefor, including without limitation liability for trespass or conversion.

        16.3 No Waiver or Adverse Interpretation of Actions. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of Rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. Payment received by Landlord when Tenant is in arrears shall be applied as Landlord determines. No re-entry, re- letting or taking of possession of the Premises by Landlord, and no acceptance by Landlord of keys from Tenant shall be considered Landlord's acceptance of a surrender of this Lease nor Landlord's election to terminate this Lease unless written notice signed by Landlord which expressly states such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction, and Tenant's liability under this Lease shall continue until the Term would have expired had such termination not occurred. No action shall be construed to impose upon Landlord a duty to mitigate damages, and Landlord and Tenant agree that Landlord has no duty to mitigate damages following Tenant's default.

        16.4 Right of Landlord to Cure Tenant's Default. Whenever Tenant defaults in the making of any payment required hereunder or in the doing of any act herein required to be made or done by Tenant, then Landlord, without prior notice to Tenant, may make such payment or do such act on Tenant's behalf but shall not be required to do so. All costs incurred by Landlord to satisfy Tenant's obligations, including without limitation payment of any penalty or fine which may be imposed as a result of Tenant's failure or violation, shall be paid by Tenant as Additional Rent within ten (10) business days after Landlord's demand therefor. The making of such payment or the taking of such action by Landlord shall not operate to cure or waive such default by Tenant nor prevent Landlord from exercising any other remedy available to Landlord.

        16.5 Collection Expenses. If Landlord consults an attorney or collection agency for the collection of any sums due from Tenant or otherwise to enforce Tenant's performance hereunder, Tenant, whether or not proceedings are instituted, shall reimburse Landlord for the reasonable fees for legal counsel, collection fees and court costs, if any, incurred by Landlord within ten (10) business days after Landlord's demand therefor.

     17. SURRENDER AT LEASE TERMINATION. Upon the scheduled expiration or earlier termination of this Lease, Tenant shall promptly surrender to Landlord the Premises, together with all building apparatus, machinery, replacements to mechanical and other systems serving the Premises, Tenant's Work performed during the Term and any fixtures installed by Tenant other than Tenant's trade fixtures, except for items which Landlord, in writing, may have permitted or required Tenant to remove at the termination of this Lease. Tenant shall return the Premises in substantially the same condition as the Premises were delivered to Tenant at the commencement of this Lease, reasonable wear and tear accepted.

     18. HOLDING OVER. If Tenant shall not immediately surrender the Premises on the scheduled expiration or earlier termination of this Lease, then, in addition to all remedies available to Landlord for Tenant's default, Tenant, as a result of such holding over, shall become a tenant at will, at twice (2x) the monthly installment of Base Rent due for the last month of the Term of this Lease together with all Additional Rent due hereunder, and otherwise upon the terms, conditions, covenants and agreements of this Lease. Tenant also shall be liable to Landlord for all damages which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay in delivering or inability to deliver possession of the Premises to such other tenant or prospective tenant.

     19. SUBORDINATION, NONDISTURBANCE AND ATTORNMENT.

        19.1 Estoppel Certificate. Within ten (10) business days after Landlord's request, Tenant shall provide an estoppel certificate in recordable form certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant, along with such other information as Landlord reasonably may request. Tenant's failure to deliver such statement within the time required shall be conclusive evidence of Tenant's certification that this Lease is in full force and effect, that there are no defenses or offsets thereto, and of such other information as Landlord has reasonably requested.

        19.2 Attornment. Tenant shall attorn to any mortgagee or purchaser of the Premises.

        19.3 Subordination. Tenant's rights hereunder are subordinate to the lien of any mortgage or mortgages, or to the lien resulting from any other method of financing or refinancing, or to any ground lease, now or hereafter in force against the land of which the Premises are a part, to all advances made upon the security thereof, and to all renewals, extensions or modifications thereof. Regardless of the self-operating provision of this Section, if a prospective mortgagee or ground lessee requests Tenant to sign a subordination agreement, Tenant shall do so promptly.

        19.4 Rights of Mortgagee. If any act or omission of Landlord hereunder which would give Tenant the right to cancel or terminate this Lease, or to claim a total or partial eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to the holder if each mortgage and ground lessee whose name and address shall have been furnished previously to Tenant in writing, and (b) until a reasonable period for remedying such default shall have elapsed following the giving of such notice.

     20. SUBDIVISION, EASEMENTS AND LICENSES. Tenant's use of the Premises shall be subject to all covenants, conditions, easements and restrictions now or hereafter affecting or encumbering the land on which same are located. Landlord reserves the right to (a) subdivide the land on which the Premises are located,
(b) alter the boundaries of the land on which the Premises are located, (c) grant easements on the land on which the Premises are located and dedicate for public use portions thereof and (d) grant licenses creating rights to use the rooftop of the Premises and utility lines serving the Premises; provided, however, that no such action shall materially interfere with Tenant's Permitted use of the Premises. Tenant hereby consents, and subordinates this Lease, to such subdivision, boundary revision, and/or grant or dedication of easements and agrees from time to time, at Landlord's request, to execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, all documents or instruments necessary to effectuate Tenant's consent thereto.

     21. LIMITED ATTORNEY-IN-FACT. If Tenant shall fail to execute any such instruments or certificates to carry out the intent of Sections 19 or 20 within ten (10) business days after Landlord's written request for Tenant to execute such instruments or certificates, then Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments or certificates.

     22. LANDLORD'S COVENANT OF QUIET ENJOYMENT. Landlord covenants that Tenant, and all those claiming through Tenant and permitted hereunder, shall have quiet and peaceable enjoyment of the Premises by and through Landlord provided Tenant, and all those claiming through Tenant and permitted hereunder, are not in default of this Lease.

     23. LANDLORD RIGHT OF ENTRY. Landlord shall have the right to place on any portion of the Premises signs or billboards indicating that the Premises are "For Sale" or "For Rent," but such signs shall be of such size and so placed as not to materially interfere with Tenant's Permitted Use of the Premises. At all times during this Lease, Landlord, and Landlord's agents, upon reasonable notice to Tenant, shall be admitted to the Premises at reasonable hours of the day to view the Premises, including without limitation, the right to show the Premises to prospective purchasers, mortgagees, tenants or contractors.

     24. RULES AND REGULATIONS. At all times during the Term, Tenant shall comply with, and cause Tenant's Agents to comply with, all rules and regulations set forth in Exhibit A attached hereto and made a part hereof, together with such amendments and supplements thereto as Landlord may from time to time reasonably adopt.

     25. FINANCIAL STATEMENTS. Tenants shall, at the request of the Landlord, furnish its current financial statements certified by Tenant's chief financial officer and, if applicable, such annual or quarterly reports as Tenant may file with the Securities and Exchange

Commission or any other government agency. Such financial statements shall be prepared in accordance with generally accepted accounting principles.

     26. CORPORATE AUTHORITY. Tenant represents that the person who executed this Lease on Tenant's behalf has been duly authorized to enter into this Lease and that the execution and consummation of this Lease by Tenant does not and shall not violate any provision of any by-laws, certificate of incorporation, or other agreement, order, judgment, governmental regulation or any other obligations to which Tenant is a party or is subject.

     27. CHANGE IN OWNERSHIP. If the Premises are sold, or in the event of any change of legal title or equitable ownership thereof, all obligations and rights of Landlord hereunder shall be transferred to such purchaser or transferee, and Landlord's obligations shall terminate and Landlord shall be released and relieved from all liability and responsibility to Tenant. Tenant shall look solely to such purchaser or transferee for the performance of said obligations or for the enforcement thereof. Each purchaser of assignee shall in turn have like privileges of sale, assignment and release.

     28. SUCCESSORS AND ASSIGNS. This Lease shall inure to the benefit of and shall bind the parties hereto and their respective heirs, successors and permitted assigns to the extent that such rights hereunder may succeed and be assigned according to the terms hereof.

     29. NOTICE. All notices, demands and communications required or permitted by this Lease shall be effective only if in writing (unless otherwise provided herein) and shall be sent by United States certified mail, return receipt requested or overnight mail deposited with a nationally recognized carrier with a receipt therefor, postage prepaid in each case and using the address for such recipient designated below or such other address as either party may have furnished to the other in accordance with this Section. Any notice so provided shall be deemed to have been delivered upon the earlier of (a) actual receipt, or (b) two (2) business days after mailing by certified mail, return receipt requested, or (c) one (1) business day after depositing with a nationally recognized carrier. Initial notice addresses for Landlord and Tenant are as follows:

                  If to Landlord:   Harry and Karen Muhlschlegel
                                    4 Stag Leap Court
                                    Tabernacle, NJ 08088

                    If to Tenant:   Jevic Transportation, Inc.
                                    ___ Ironside Court
                                    Willingboro, NJ 08080

     30. SEVERABILITY. If any term, covenant, condition of provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     31. ENTIRE AGREEMENT AND GOVERNING LAW. This Lease is the entire agreement of Landlord and Tenant and shall be governed and construed in accordance with the laws of the state in which the Premises are located. This Lease shall not be amended or supplemented unless by written agreement signed by Landlord and Tenant.

     32. WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE AND OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

     IN WITNESS WHEREOF, and intending to be legally bound, Landlord and Tenant have caused this Lease to be duly executed under seal, as of the day and year first above written.


                                            LANDLORD

October 1, 1997                             /s/ Harry Muhlschlegel
----------------------                      ---------------------------------
        Date                                Harry Muhlschlegel

October 1, 1997                             /s/ Karen Muhlschlegel
----------------------                      ---------------------------------
        Date                                Karen Muhlschlegel


                                            TENANT

                                            Jevic Transportation, Inc.


October 1, 1997                             By: /s/ Paul J. Karvois
---------------------                           -----------------------------
        Date                                    Print Name: Paul J. Karvois
                                                Title: President

                                    EXHIBIT A

                              RULES AND REGULATIONS
                              ---------------------

Unless otherwise provided herein, capitalized terms shall have the definition provided in the Lease.

1. The water, bathroom, and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

2. No animals of any kind (other than guide dogs for the visually impaired) shall be brought into or kept about the Premises.

3. Tenant shall immediately notify Landlord of any serious breakage, fire or disorder which comes to its attention in the Premises.

4. Tenant shall not re-key the Premises or add additional locks or security to the Premises without the prior written consent of Landlord and provision to Landlord of the new keys and security codes.